Exhibit 8.1


                            Sullivan & Worcester LLP
                             One Post Office Square
                          Boston, Massachusetts 02109
                                 (617) 338-2800
                              Fax No. 617-338-2880



                                  April 7, 1999


Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts  02458

Ladies and Gentlemen:

         In connection with the registration by Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), of its 9 1/2% Series A Cumulative Redeemable Preferred Shares, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as
Exhibit 8.1 to the Company's Current Report on Form 8-K, to be filed within one week of the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         We have acted as counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-43573 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed the Company's declaration of trust, as amended and restated, the by-laws of the Company, the prospectus supplement dated April 7, 1999 (the "Prospectus Supplement") to the final prospectus dated January 15, 1998 (as supplemented by the Prospectus Supplement, the "Prospectus") which forms a part of the Registration Statement, and the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed under the Exchange Act (the "Annual Report"). We have reviewed the sections of the Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," as supplemented by the sections in the Prospectus Supplement captioned "Federal Income Tax Considerations" and "ERISA Plan Investors, Individual Retirement Accounts, and Other Plan Investors." With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Prospectus and the Annual Report, and in the documents incorporated therein by reference, and on representations made to us by the officers of the Company. We have not independently verified such information.

Hospitality Properties Trust
April 7, 1999
Page 2

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. The discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," and in the sections of the Prospectus Supplement captioned "Federal Income Tax Considerations" and "ERISA Plan Investors, Individual Retirement Accounts, and Other Plan Investors," are based on certain assumptions and subject to certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.

         Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," as supplemented by the discussions in the Prospectus Supplement captioned "Federal Income Tax Considerations" and "ERISA Plan Investors, Individual Retirement Accounts, and Other Plan Investors," in all material respects are accurate and fairly summarize the Tax Laws issues and ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         We hereby consent to the incorporation of this opinion by reference as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.


                                                    Very truly yours,

                                                    /s/ Sullivan & Worcester LLP

                                                    SULLIVAN & WORCESTER LLP